UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – November 1, 2009

________________________

WEST PHARMACEUTICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)
_____________________

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

(610) 594-2900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.  Costs Associated with Exit or Disposal Activities.

On November 1, 2009, the board of directors of West Pharmaceutical Services, Inc. ("West") approved a restructuring plan affecting the North American operations of West’s Pharmaceutical Systems and Tech Group business segments.  The plan is designed to reallocate resources within the Pharmaceutical Systems segment toward key programs and to consolidate manufacturing operations and support functions within the Tech Group to better match capacity with expected levels of contract-manufacturing activity.  The plan will commence in the fourth quarter of 2009 and is expected to be completed by the end of 2010.  Approximately 100 positions will be eliminated during the course of the plan.

Within the Pharmaceutical Systems segment, West will exit a specialized laboratory service business, retire an information technology application and associated support and abandon plans to expand at the Company’s U.S. metals facility.  Approximately 35 positions will be eliminated.  Within the Tech Group, the plan calls for relocating a number of products from West’s Montgomery, Pennsylvania, facility to other Tech Group plants, resulting in the elimination of an estimated 65 positions.

The plan is expected to result in total charges of between $8.0 million and $10.0 million.  Approximately $7.0 million of these charges are expected to be included in reported results for the fourth quarter of 2009, and the balance of these charges will be recognized in 2010 as incurred.  West estimates that approximately $3.0 million to $4.0 million of the expected costs will be paid in cash, and that it will incur approximately $5.0 million to $6.0 million of non-cash charges associated with asset impairments.  The major anticipated plan costs are listed below:

Severance                                $2.0 million to $3.0 million

Asset impairments                 $5.0 million to $6.0 million

Other exit costs                      $1.0 million

For the Tech Group segment, the estimated cost of the plan will be between approximately $2.0 million and $3.0 million.  Of these costs, approximately $1.0 million is expected to be included in the results of operations in the fourth quarter of 2009, and the balance will be recognized in 2010 as incurred.

For the Pharmaceutical Systems segment, West estimates that the restructuring plan will cost between approximately $6.0 million and $7.0 million.  Of these costs, approximately $6.0 million is expected to be included in the results of operations in the fourth quarter of 2009, and the balance will be recognized in 2010 as incurred.

Forward-Looking Statements

This Current Report on Form 8-K includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Statements that are not historical facts, including statements that are preceded by, followed by, or that include, words such as "estimate," "expect," "intend," "believe," "plan," "anticipate" and other words and terms of similar meaning are forward-looking statements.  Such forward-looking statements include statements about expected costs and benefits associated with the Company’s restructuring plan, including the amount of asset write-offs and potential costs associated with employee terminations and product relocations.  Such statements are subject to significant risks and uncertainties.  Actual results may differ from those set forth in the forward-looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: delays in product transfers due to customer validations; the outcome of negotiated severance or other termination benefits; differences between actual and expected salvage value of fixed assets; and the timing and impact of potential new business opportunities for the Tech Group.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in West’s 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") on February 27, 2009 and Quarterly Report on Form 10-Q filed with the SEC on November 4, 2009 and West’s other filings with the SEC available at the SEC's Internet site (http://www.sec.gov).  West does not undertake any obligation to update publicly or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III, Vice President, General
                             Counsel and Secretary

November 5, 2009